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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): August 13, 1999



                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)



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
       Delaware                     0-21229                   36-3640402
 (State or other juris-        (Commission file             (IRS employer
diction of incorporation)           number)             identification number)

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                             28161 North Keith Drive
                           Lake Forest, Illinois 60045
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (847) 367-5910

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ITEM 5.  Other Events

    On August 13, 1999, Stericycle, Inc. (the "Company") entered into a stock purchase agreement with certain investment funds managed by Bain Capital, Inc. (the "investors") under which the investors will purchase 75,000 unregistered shares of a new class of stock from the Company for $75,000,000. The purchase will occur concurrently with the closing of the Company's pending acquisition from Allied Waste Industries, Inc. ("Allied") of the medical waste management operations of Allied and Browning-Ferris Industries, Inc. ("BFI") for $440 million in cash (the "BFI Transaction"), and is intended to provide the Company with a portion of the financing necessary to complete the BFI Transaction. Allied acquired BFI in a merger completed in July 1999.

    The new class of stock to be purchased by the investors will be Series A Convertible Preferred Stock ("Series A preferred stock"). It will accrue dividends at the rate of 3.375% per annum, payable in additional shares of Series A preferred stock, and will be convertible into shares of the Company's common stock at a conversion price of $17.50 per share. The Series A preferred stock will also have voting rights on an as-if-converted basis, with special class voting rights on certain matters, and will possess certain demand and piggyback registration rights. The Series A preferred stock will have a liquidation preference over the Company's common stock in an amount equal to the purchase price of the Series A preferred stock plus accumulated and accrued dividends. Upon closing, the Company will increase the size of its board of directors from seven to nine members, and the investors will be entitled to designate two individuals to serve as directors of the Company.

    Closing of the Company's sale of the Series A preferred stock to the investors is subject to a number of conditions. These conditions include the Company's obtaining the necessary approval of its stockholders to authorize the creation of the new class of stock and the Company's closing of the BFI Transaction.

    The preceding description of the Company's stock purchase agreement with the investors is a summary of certain of the provisions of the agreement, and of related documents to be filed and agreements to be entered into at or prior to the closing of the Company's sale of the Series A preferred stock, and is qualified in its entirety by reference to the stock purchase agreement between the Company and the investors. A copy of the stock purchase agreement is filed as an exhibit to this Report. A copy of the Company's press release announcing the transaction on August 16, 1999 is also filed as exhibit to this Report.

ITEM 7.  Financial Statements and Exhibits

    (c) Exhibits

    The following exhibits are filed with this Report:

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Exhibit No.                Description

10.1          Series A Convertible Preferred Stock Purchase Agreement dated
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
              August 13, 1999, between Stericycle, Inc. and certain investment funds managed by Bain Capital, Inc.

99            Press release dated August 16, 1999 issued by Stericycle, Inc.
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    Exhibit 10.1 contains the following exhibits: Exhibits A ("First Amendment to Amended and Restated Certificate of Incorporation"), Exhibit B ("Certificate of Designation Relating to Series A Convertible Preferred Stock, Par Value $.01 Per Share"), Exhibit C ("Registration Rights Agreement") and Exhibit D ("Corporate Governance Agreement").



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                                    SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: August 20, 1999.


                                   Stericycle,  Inc.



                                   By   /s/ Mark C. Miller
                                        ------------------
                                        Mark C. Miller
                                        President and Chief Executive Officer

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                                  EXHIBIT INDEX

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                                                                                  SEQUENTIALLY
                                                                                    NUMBERED
EXHIBIT       DESCRIPTION                                                             PAGE
 10.1         Series A Convertible Preferred Stock Purchase Agreement dated
              August 13, 1999, between Stericycle, Inc. and certain investment funds managed by Bain Capital, Inc.

 99           Press release dated August 16, 1999 issued by Stericycle, Inc.
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